UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 12, 2008

CHEETAH OIL & GAS LTD.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-26907

(Commission File Number)

93-1118938

(IRS Employer Identification No.)

17 Victoria Road, Nanaimo, B.C. V9R 4N9

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 250-714-1101

400 – 601 West Broadway Street, Vancouver, British Columbia Canada V5Z 4C2

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On March 17, 2008, we entered into a Loan Agreement dated March 12, 2008 with Invicta Oil & Gas Ltd. Under the Loan Agreement, Invicta has agreed to loan us up to $500,000 for general corporate purposes. The loan will be advanced with an initial draw of $200,000 and three quarterly draws of $100,000 each. Amounts advanced under the Loan Agreement will bear interest of 8% per annum and are due and payable 90 days following written demand for repayment. The loan will be secured against our 10% interest in our subsidiary, Cheetah Oil and Gas (B.C.) Ltd.

Item 3.02 Unregistered Sales of Equity Securities

We have agreed to issue 100,000 shares of our common stock to Invicta as consideration for providing the loan to our company, issuable at a deemed price of $0.08 per share. The shares will be issued pursuant to Regulation S promulgated with the United States Securities Act of 1933 as amended, as Invicta is not a “U.S. Person” as defined under Regulation S.

Item 9.01 Financial Statements and Exhibits

10.1	Loan Agreement dated March 12, 2008 with Invicta Oil & Gas Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEETAH OIL & GAS LTD.

/s/ Isaac Moss

Isaac Moss

President

Date: March 20, 2008